Exhibit T3A.55

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Phil Wilson Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

Parkdale Mall, LLC
800834813

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Correction relating to an instrument that has been filed by the Secretary for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing.

Dated: 07/12/2007

Effective: 07/12/2007

Phil Wilson Secretary of State

Come visit us on the internet at http://www.sos.state, tx. us/
Phone:(512) 463-5565	Fax:(512)463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Virginia Tobias	TID: 10304	Document: 177897910002

Form 403 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $15	Certificate of Correction	This space reserved for office use. filed In the Office of the Secretary of State of Texas JUL 12 2007 Corporations Section

The name of the filing entity is:

Parkdale Mall, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is:	800834813

The filing instrument to be corrected is :	Certificate of Formation

The date the filing instrument was filed with the secretary of state:	06/26/2007

MM/DD/YY

☐  The entity name is inaccurate or erroneously stated. The corrected entity name is:

☐  The registered agent name is inaccurate or erroneously stated. The corrected registered agent name is:

Corrected Registered Agent

(Complete either A or B, but not both.)

A.    The registered agent is an organization (cannot be entity named above) by the name of:

OR

B.    The registered agent is an individual resident of the state whose name is:

First	Middle	Last Name	Suffix

Form 403	3

☐  The registered office address is inaccurate or erroneously stated. The corrected registered office address is:

Corrected Registered Office Address

TX
Street Address (No P.O. Box)	City	State	Zip Code

☐  The purpose of the entity is inaccurate or erroneously stated. The puipose is corrected to read as follows:

☐  The period of duration of the entity is inaccurate or erroneously stated.

The period of duration is corrected to read as follows:

☒ Other errors and corrections. The following inaccuracies and errors in the filing instrument are corrected as follows:

☐ Add Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☒ Alter The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:

Article 3. Governing Authority

A. The limited liability company is to be managed by managers.

☒ Delete Each of the provisions identified below was included in error and should be deleted.

Article 3. Governing Authority
B. The limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the governing persons are set forth below:
Managing Member 1: (Business Name) CBL/Parkdale Mall, L.P.
Address: CBL Center, 2030 Hamilton Place Boulevard, Chattanooga, TN, USA 37421

Form 403	4

☐ Defective Execution The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	June 29, 2007

See attached signature page

Signature and title of authorized person (see instructions)

Form 403	5

Signature Page
to

Certificate of Correction
to

Certificate of Formation
of

Parkdale Mall. LLC

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: June 29, 2007

CBL/PARKDALE MALL GP, LLC,

a Delaware limited liability company,

its Chief Manager

By:	CBL & Associates Limited Partnership, its sole member and chief manager

By:	CBL Holdings I, Inc., its sole general partner

By:
Jeffery V. Curry,
Assistant Secretary